                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]
Filed by Party other than the Registrant
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
    as permitted by Rule 14a-6(e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                           insci-statements.com, corp.
                             (Formerly INSCI Corp.)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5) Total fee paid:
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    [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
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    (2) Form, Schedule or Registration Statement No.:
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    (3) Filing Party:
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    (4) Date Filed:
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

--------------------------------------------------------------------------------
                           INSCI-STATEMENTS.COM, CORP.
--------------------------------------------------------------------------------

                          TWO WESTBOROUGH BUSINESS PARK
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 870-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 18, 2001

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of insci-statements.com, corp. (the "Company") will be held at the Company's headquarters at Two Westborough Business Park, Westborough, MA 01581, on October 18, 2001, at 11:00 AM (the "Meeting"), for the following purposes:

    (1) To elect five (5) Directors to serve for the ensuing year or until their successors are elected and have been qualified.

    (2) To ratify the appointment of Arthur Andersen LLP as the independent public accountants for the Company's fiscal year ended March 31, 2001.

    (3) To ratify and approve the Board of Directors' resolution to amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 shares to 100,000,000 of common stock.

    (4) To ratify and approve the Board of Directors' resolution to increase the authorized number of stock options under the Company's 1997 Equity Incentive Plan from 4,000,000 shares to 7,000,000 shares.

    (5) To approve an amendment to the Articles of Incorporation to change the name of the Company to INSCI Corp.

    (6) To permit the ownership of more than 19.9% of the issued and outstanding shares of the Company upon the election of certain security holder(s) to exercise and/or convert certain outstanding convertible securities.

    (7) Such other business as may be properly brought before the meeting or any adjournments thereof.

    Only those shareholders who were shareholders of record at the close of business on September 14, 2001 will be entitled to notice of, and to vote at the Meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

August 17, 2001                             By Order of the Board of Directors
Westborough, MA
                                            /s/ YARON I. EITAN
                                            ------------------
                                            Yaron I. Eitan
                                            Chairman of the Board

--------------------------------------------------------------------------------
                           INSCI-STATEMENTS.COM, CORP.
--------------------------------------------------------------------------------

                           PRELIMINARY PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 18, 2001

    This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of insci-statements.com, corp. ("INSCI" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's headquarters at Two Westborough Business Park, Westborough, MA 01581, on October 18, 2001, at 11:00 AM, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are encouraged to attend the Annual Meeting. Your proxy is requested, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

    At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting, or by appearing and voting in person at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company's stockholders on or about September 14, 2001. The Company's 2001 Annual Report to its stockholders on Form 10-KSB and Form 10-KSB/A, filed electronically (EDGAR System) with the Securities and Exchange Commission on July 13, 2001, and July 27, 2001 is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to stockholders.

    Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

    The principal executive offices of the Company are located at Two Westborough Business Park, Westborough, MA 01581. The telephone number is (508) 870-4000.

OUTSTANDING SHARES AND VOTING RIGHTS

    The only security entitled to vote at the Annual Meeting is the Company's common stock. The Board of Directors, pursuant to the Bylaws of the Company has fixed September 14, 2001 at the close of business, as the record date of the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At September 14, 2001, there were _____________ shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote at the Annual Meeting. A majority of the shares of common Stock outstanding and entitled to vote which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. In accordance with the Bylaws of the Company, provided a quorum (majority) of issued and outstanding shares entitled to vote are present in person or by proxy, a majority vote in favor of a proposal is required for approval of an agenda item.

PROPOSAL 1:       ELECTION OF DIRECTORS

    The Board of Directors of the Company proposes that the Company's current directors standing for re-election and the newly nominated director be elected as directors and serve until the next Annual Meeting of Stockholders and continuing until their successors are elected and qualified. Unless authority is withheld on the proxy it is the intention of the proxy holder to vote for the persons standing for election named below.

    Certain information concerning the directors and executive officers of the Company is set forth in the following table and in the paragraphs following. Information regarding each such director's and executive officer's ownership of voting securities of the Company appears as "Securities Ownership of Certain Beneficial Owners and Management" below.

NAME                   CURRENT POSITION WITH COMPANY                                                DIRECTOR SINCE
----                   -----------------------------                                                --------------
Yaron I. Eitan         Director, Chairman                                                                2000
Henry F. Nelson        Director, Chief Executive Officer, President, Chief Financial Officer             2001
Francis X. Murphy      Director                                                                          1995
Derek Dunaway          Director                                                                          2001
Mitchell Klein         Director                                                                     Newly Nominated

INDIVIDUALS STANDING FOR ELECTION

    YARON I. EITAN, age 44, was appointed as a Director of the Company in June 2000. Mr. Eitan was the Chairman of Lognet 2000, Inc., prior to its acquisition by the Company in May 2000. Mr. Eitan is the founder, President and Chief Executive Officer of Selway Partners LLC, an operating holding company that invests and advises technology companies. His activities at Selway include the founding of Test University, Inc. where he serves as Chief Executive Officer and Chairman. Between 1984 and 1998, Mr. Eitan was the founder, Chairman and Chief Executive Officer of Geotek Communications, Inc., and served as Chairman of Bogen Communications, Inc. and National Bank Three of the United Kingdom. Subsequent to Mr. Eitan's departure in 1998, Geotek Communications, Inc. filed a Chapter 11 petition under the Bankruptcy Act. Mr. Eitan holds a Masters of Business Administration from the Wharton School of Business of the University of Pennsylvania.

    HENRY F. NELSON, age 43, was appointed as President and Director of the Company in May 2001. Subsequently, Mr. Nelson was appointed Chief Executive Officer and Chief Financial Officer. Mr. Nelson was the Chief Operating Officer of Practice Works, Inc., a division of Infocure, from December 1999 to 2000. He was a principal in VitalWorks, a technology based start-up from June 1999 until December 1999. Mr. Nelson was Chief Operating Officer of InterQual from November 1996 through June 1999. Prior thereto, he was with Sextant Corporation. Mr. Nelson holds a Bachelor of Science in Business Administration from Northeastern University.

    FRANCIS X. MURPHY, age 52, was elected a Director of the Company in September 1995. He is the founder of Emerging Technology Ventures, Inc. and has served as President from its inception in September 1994. Previously, Mr. Murphy served in executive management positions with various information technology firms. He holds both a Bachelors of Arts and Masters of Business Administration in Corporate Finance from Adelphi University. Mr. Murphy serves on the board of directors of Vizacom.

    DEREK DUNAWAY, age 31, was appointed a Director of the Company in May 2001. Mr. Dunaway is currently the President and Chief Executive Officer of TechOnLine Inc., a Boston based company focused on providing e-learning solutions to the engineering community and electronics industry. Mr. Dunaway joined TechOnLine from Selway Partners LLC, an operating holding company that invests and advises technology companies, where he held the position of Vice President of Business Development from May 2000 through February 2001. Prior to joining Selway, from May 1999 through May 2000, he was Director of Strategy Consulting at AppNet, an Internet Consultancy serving the Fortune 500 and held several positions from June 1996 through May 1999 at Pricewaterhouse Coopers, in the Telecommunications and Media Strategy Practice, where he assisted top telecommunications and media industry management with corporate strategy development. Mr. Dunaway holds a Masters of Business Administration from the Wharton School of Business of the University of Pennsylvania and a Bachelors of Science from Southern Methodist University.

    MITCHELL KLEIN, age 50, is currently the President of Betapoint
Corporation, an investment management company formed in June 1994. Mr. Klein has served in various senior management positions with Digital Equipment Corporation for nine years after having been President of his own software development and consulting firm. Mr. Klein is a graduate of the State University of New York at Albany and holds a Master of Arts from the University of Michigan at Ann Arbor. Mr. Klein previously served as a Director of the Company from June 1997 to June 1998.

DIRECTOR NOT STANDING FOR RE-ELECTION

    JOHN LOPIANO, age 61, was elected as a Director of the Company in September 1998. Mr. Lopiano has chosen not to stand for re-election to the Board. Mr. Lopiano has no disagreements with the Company or its other Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-------------------------------------------------

    During the fiscal year ended March 31, 2001, there were 15 meetings of the Board of Directors, of which all Directors attended more than 75% of the meetings. The Audit Committee had regularly scheduled quarterly meetings and three additional meetings, with full attendance by all members. The Compensation Committee met four times with full attendance by all members.

THE AUDIT COMMITTEE

         The Audit Committee was established by the Board of Directors in September 1995 and consists of at least two non-employee directors. Members of the Audit Committee for the fiscal year ended March 31, 2001 included Derek Dunaway and John A. Lopiano, both non-employee directors. The primary purpose of the Audit Committee is to provide independent and objective oversight of the Company's accounting function and internal controls and to ensure the objectivity of the Company's financial statements. The Committee also reviews and advises the Board of Directors with respect to the Company's insurance coverage and tax policies. The Committee is responsible for engaging the Company's independent accountants and reviews with them (1) the scope and timing of their audit services and any other services they may be asked to perform, (2) their report on the Company's financial statements following the completion of the audit, and (3) the Company's policies and procedures with respect to internal accounting and financial controls. This Committee meets separately with representatives of the Company's independent accountants and with representatives of senior management.

THE COMPENSATION COMMITTEE

    The Compensation Committee was established by the Board of Directors in September 1995 and consists of at least two non-employee independent directors. Members of the Compensation Committee for the fiscal year ended March 31, 2001 included Yaron I. Eitan and Francis X. Murphy, both non-employee directors. The Committee advises the Board of Directors with respect to the compensation of the Company's employee directors and executive officers and with respect to employee benefit plans. The Committee also is responsible for administering the Company's equity incentive plans and executive bonus program.

    The Company's executive compensation program links management pay with the Company's annual and long-term performance. The program is intended to attract and retain highly qualified senior managers by providing compensation opportunities that are consistent with the Company's performance. The program provides for base salaries that reflect factors such as level of responsibility, individual contribution, internal fairness and external competitiveness; annual cash bonus awards that are payable for the achievement of financial and operational objectives; and long-term incentive opportunities in the form of stock options that strengthen the mutuality of interest between employees and the Company's stockholders. Among the Compensation Committee's objectives is establishing executive compensation levels comparable to that of companies of similar size and business activity. To that end, the Company will participate in and review the results of various industry surveys. In addition, the Committee may, from time to time, utilize the services of independent consultants to assess external marketplace pay practices. The Committee's purpose is to pay competitive compensation based on a total assessment of salary, cash bonuses and stock options. The Committee therefore uses its discretion and business judgment in setting executive compensation levels. The Committee believes that the resulting total cash compensation paid to the Company's executive officers is within the median range of the selected groups of comparative companies reflected in the data represented by the aforementioned industry surveys.

    The Committee also made decisions regarding the payment of cash bonuses to the Company's other executive officers. The purpose of the bonus plan is to reward executive officers based on the overall achievement of corporate goals. Individual bonus awards are based on a written evaluation of the degree of achievement of certain annual performance objectives. The Committee considers, without any specific assignment of weight thereto, factors such as the Company's overall financial performance, the individual's level of compensation relative to the external marketplace, individual performance versus objectives and overall value to the Company.

    Additionally, the Committee makes recommendations to the Board regarding the award of stock options to certain key employees. The purpose of this program is to provide long-term incentives to key employees to increase shareholder value and to align management's economic interests with those of shareholders. Such stock options have been directly awarded, or awarded under the 1997 Equity Incentive Plan. These options may be awarded in lieu of or in addition to the cash bonus, and generally incorporate vesting requirements to encourage key employees to continue in the employ of the Company and to encourage management's long-term perspective. The Committee considers the amounts and terms of prior grants in deciding whether to award options for the last completed fiscal year. With respect to the Company's stock option plans, the Committee has retained the services of a compensation consulting firm specializing in employee incentive programs to determine the most effective use of certain types of long term incentives such as stock options, restricted stock, stock appreciation rights and other forms of deferred compensation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the compensation for each of the last three
(3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended March 31, 2001 (the "Named Executives"). The Company's compensation policies are discussed in "The Compensation Committee" section contained herein.

                                              SUMMARY ANNUAL COMPENSATION TABLE
                                                                                               SECURITIES
                                                                                 OTHER        UNDERLYING        ALL
                                                                                 ANNUAL          SAR'S         OTHER
NAME                 PRINCIPAL POSITION      YEAR        SALARY         BONUS  COMPENSATION      OPTIONS     COMPENSATION
----                 ------------------      ----        ------         -----  ------------      -------     ------------
Lori R. Frank        President               2001       81,098  (1)       --     3,635  (6)         --           --
                     Chief Executive         2000         --              --        --              --           --
                     Officer                 1999         --              --        --              --           --
Dr. E. Ted Prince    Chief Executive         2001      173,077  (2)       --        --              --          81,731   (9)
                     Officer                 2000      250,000            --     8,636  (7)         --           --
                                             1999      200,000            --     9,657  (7)       500,000        --

John C. Pemble       President               2001      114,030  (3)       --        --             24,719       33,654  (10)
                     Chief Operating         2000       37,019  (4)       --        --            500,000        --
                     Officer                 1999         --              --        --              --           --

Roger C. Kuhn        Vice President          2001      107,398  (5)     25,000   2,538  (8)         --           --
                     Finance                 2000      150,000          46,000   6,231  (8)        25,000        --
                     Chief Financial         1999      135,000          11,666   6,000  (8)        50,000        --
                     Officer

** The Company does not have a restricted stock award program.

(1) Ms. Frank joined the Company in the third quarter of fiscal year 2001. Had she been employed as of the beginning of the fiscal year, her salary would have been $200,777.

(2)  Dr. Prince resigned as Chief Executive Officer November 7, 2000.

(3) Mr. Pemble resigned as President and Chief Operating Office on November 7, 2000.

(4) Mr. Pemble joined the Company in the fourth quarter of fiscal year 2000. Had he been employed as of the beginning of the fiscal year, his salary would have been $175,000.

(5)  Mr. Kuhn resigned as Chief Financial Officer August 31, 2000.

(6)  In fiscal year 2001, Ms. Frank received an automobile allowance of $3,635.

(7) In fiscal years 2000 and 1999, Dr. Prince was paid $8,636 and $9,657, respectively, for an automobile allowance.

(8) In fiscal years 2001, 2000 and 1999, Mr. Kuhn received an automobile allowance of $2,538, $6,231 and $6,000 respectively.

(9) In fiscal years 2001, Dr. Prince was paid a severance in the amount of $81,731.

(10) In fiscal year 2001, Mr. Pemble was paid severance in the amount of $33,654.

APPOINTMENT/RESIGNATION OF OFFICERS AND DIRECTORS
-------------------------------------------------

    On November 7, 2000, E. Ted Prince resigned as Chief Executive Officer, and remained as a Director of the Company.

    John C. Pemble resigned as President and Chief Operating Officer on November 7, 2000.

    Lori R. Frank was appointed President, Chief Executive Officer and a Director of the Company on November 7, 2000.

    Yoav M. Cohen was appointed a Director and named Chairman of the Board and Bahram Yusefzadeh and Glenn W. Sturm were appointed as Directors of the Company on November 7, 2000.

    On December 21, 2000, E. Ted Prince resigned as a Director of the Company.

    On January 29, 2001, Robert F. Little resigned as a Director of the Company.

    In May 2001, Lori R. Frank resigned as President, Chief Executive Officer and as a Director of the Company.

    Yoav M. Cohen resigned as Chairman of the Board and as a Director of the Company in May 2001.

    On May 22, 2001, Henry F. Nelson was appointed as President and a Director of the Company. Derek W. Dunaway was appointed as a Director of the Company and Yaron I. Eitan, a Director of the Company, was elected Chairman of the Board.

    On June 26, 2002, Henry F. Nelson was appointed Chief Executive Officer of the Company.

OPTION GRANTS DURING FISCAL YEAR 2001
-------------------------------------

    The following table provides information concerning options granted to officers and directors during the Fiscal Year ended March 31, 2001 and reflects the potential value of such options assuming 5% and 10% annual stock appreciation.

                                     PERCENT OF                                        POTENTIAL REALIZABLE
                                    TOTAL SHARES                                         VALUE AT ASSUMED
                                     UNDERLYING                                          ANNUAL RATES OF
                        NUMBER        OPTIONS                                              STOCK PRICE
                       OF SHARES     GRANTED TO                                          APPRECIATION FOR
                      UNDERLYING    EMPLOYEES IN    EXERCISE       EXPIRATION              OPTION TERM
NAME                    OPTIONS     FISCAL YEAR      PRICE            DATE               5%           10%
----                    -------     -----------      -----            ----               --           ---

Yaron I. Eitan            100,000      16.7%        $ 3.35           April 24, 05     $ 210,700     $533,900
Yaron I. Eitan             20,000       3.3%        $ 0.72        November 27, 05     $   9,100     $ 22,900
Yoav M. Cohen             120,000      20.0%        $ 0.72        November 27, 05     $  23,900     $ 52,700
John C. Pemble             24,719       4.1%        $ 1.78         November 7, 02     $  12,200     $ 26,900

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the named directors and executives:

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

                                                               NUMBER OF SHARES            VALUE OF UNEXERCISED
                              ACQUIRED         VALUE          UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                            ON EXERCISE      REALIZED          AT MARCH 31, 2001          AT MARCH 31, 2001 (1)
NAME                             #               $        EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE

Yoav M. Cohen                   --              --            --            120,000       --             --
Yaron I. Eitan                  --              --            --            120,000       --             --
Robert F. Little                --              --           80,000          --           --             --
John A. Lopiano                 --              --           80,000          40,000       --             --
Francis X. Murphy               --              --          369,466          33,333       --             --
Lori R. Frank                   --              --            --             --           --             --
E. Ted Prince                   --              --        1,659,000          --           --             --
John C. Pemble                  --              --          191,386          --           --             --

(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the common stock as reported by NASDAQ on March 31, 2001 and the exercise price of the options.

REMUNERATION OF NON-MANAGEMENT DIRECTORS
----------------------------------------

    Each member of the Board of Directors who is not an officer or employee of the Company is entitled to participate in the Directors Option Plan described below, and to receive reimbursement for travel and other expenses directly related to his activities as a director. The Company does not pay inside or outside directors on a per meeting basis for attendance at Board of Director meetings or related Committee meetings. However, each outside director may be compensated pursuant to a written agreement with the Company to provide specific types of professional services such as financial, accounting or tax advice covering compensation plans, acquisitions and debt/equity placements.

    The following table summarizes the cash compensation paid to non-management directors for the last completed fiscal year. Information related to option grants for these directors is provided under the heading "Options Grants During Fiscal Year 2001" contained herein.

                                             CASH COMPENSATION
                            ----------------------------------------------------
                                 ANNUAL           MEETING         CONSULTING
                             RETAINER FEES         FEES           OTHER FEES

Yoav M. Cohen                      -                 -                -
Yaron I. Eitan                     -                 -                -
Robert F. Little                   -                 -                -
John A. Lopiano                    -                 -                -
Francis X. Murphy(1)            $48,000              -             $84,375
Glenn W. Sturm                     -                 -                -
Bahram Yusefzadeh                  -                 -                -

(1) Fees paid to Emerging Technology Ventures Inc. of which Mr. Murphy is founder and President. In addition to the fees reflected in the above table, fees and expense reimbursements totaling approximately $98,000 were owed at March 31, 2001.

COMPENSATION PLANS:

EMPLOYMENT AGREEMENTS

    During 2001 the Company's Compensation Committee recommended to the Board of Directors that they approve the employment agreement for Henry F. Nelson, the Company's President and Chief Financial Officer. The three-year agreement is effective May 22, 2001 and provides for an annual salary of $200,000 and an annual bonus of up to $50,000 or 10% of profits; whichever is greater, upon the achievement of certain milestones as established by the Board of Directors. Additionally, in the event of the sale of substantially all of the assets or stock of the Company by December 31, 2001, Mr. Nelson would participate in a success bonus of 1% of the consideration if the valuation is less than $6.0 million, or 1.5% of the consideration if the valuation exceeds $6.0 million.

    During 2000 the Company's Compensation Committee recommended to the Board of Directors that they approve the employment agreement for Lori R. Frank the Company's then President and Chief Executive Officer. The three-year agreement, effective November 6, 2000, provided a base annual salary of $200,000, a bonus of up to $50,000 and options to purchase up to 825,000 shares of common stock. During May 2001, Ms. Frank resigned from all positions held with the Company. The Company did not pay any severance or issue any options to Ms. Frank.

    During 1999 the Company's Compensation Committee recommended to the Board of Directors that they approve the employment agreement for John C. Pemble, the Company's then President and Chief Operating Officer. The three-year agreement, effective December 16, 1999 provided an annual base salary of $175,000, annual bonus of up to 40% of base salary and options to purchase 500,000 shares of common stock. Mr. Pemble resigned November 7, 2000. His severance agreement, dated November 3, 2000, provided for severance payments equal to three months base salary and an option to purchase 24,719 shares at a price of $1.78 per share for a two-year term.

    During 1998 the Company's Compensation Committee recommended to the Board of Directors that the employment agreement of Dr. E. Ted Prince, the Company's then Chairman of the Board of Directors and Chief Executive Officer, should be amended to provide for an extension and increase in compensation. The Board of Directors subsequently approved the proposed amendment. Effective April 1, 1999, Dr. Prince's employment agreement provided for an extension of the term of Dr. Prince's employment through September 30, 2001, and further provided for salary compensation at an annual rate of $250,000 per annum with an incentive bonus of up to 40% of base compensation based upon performance targets established by the Board of Directors. Additionally, the amendment provided for the immediate vesting of 200,000 stock options to purchase 200,000 shares of common stock at $.95 per share. Further, an additional 300,000 stock options were granted to Dr. Prince to purchase 300,000 shares at $1.75 per share vesting over a 2-year period. The stock options granted to Dr. Prince are for a term of ten (10) years and expire April 1, 2009. Additionally, the amendment also provided that the exercise period of stock options previously granted to Dr. Prince of 950,000 options at $1.66 per share and 250,000 options at $2.00 per share would be extended until June 16, 2005. Dr. Prince resigned as the Company's Chief Executive Officer on November 7, 2000 and entered into a severance agreement with the Company whereby Dr. Prince received $81,731.

    The Company has employment agreements with its other management personnel, which generally continue until terminated by the employee or the Company, and provide for severance payments under certain conditions.

DIRECTORS AND OTHER STOCK OPTIONS

    The Board of Directors adopted the Directors Option Plan in 1992 to make service on the Board more attractive to present and prospective directors. The Directors Plan was amended in September 1995 to increase the number of shares authorized to 1,000,000. On July 29, 1996 the Directors Plan was amended so that each new director receives 100,000 stock options upon being appointed to the Board of Directors. In addition, the current change of control provision was modified to reflect immediate vesting. Also, board members who participate on committees are entitled to receive 20,000 options.

    The Directors Plan is administered by a committee made up of at least two members of the Board of Directors. The exercise price per share of any option granted under the Directors Plan shall not be less than the fair market value of such shares on the date of grant. Eligible directors include all members of the Board of Directors who are not also employees of the Company or any parent or subsidiary of the Company. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Directors Plan. All rights to exercise options terminate two years following the date the optionee ceases to serve as a director of the Company with certain exceptions. At March 31, 2001 there were 861,668 Directors plan options outstanding and 24,998 options available for future grant.

    During fiscal 1996, the Company, with shareholder approval, granted aggregate stock options of 3,000,000 shares to new and continuing Directors and officers of the Company. The stock options were for a term up to five years and have vesting schedules based on different criteria including time qualifications and performance standards. The Company has included the underlying shares in its Form S-1 Registration Statement that has been declared effective by the Securities and Exchange Commission on October 6, 1997.

    During the fiscal year ended March 31, 2001, the Company issued options in accordance with the Directors Plan as follows: 100,000 shares at $3.35 and 20,000 shares at $0.72 to Yaron Eitan and 120,000 shares at $0.72 to Yoav Cohen. Glenn Sturm and Bahram Yusefzadeh were eligible to receive options under the Directors Plan, however, no options were issued to these directors. Both Mr. Sturm and Mr. Yusefzadeh resigned from the Company's Board of Directors during May 2001.

THE 1997 EQUITY INCENTIVE PLAN

    The 1997 Equity Incentive Plan is the successor plan to the Company's 1992 Stock Option Plan which was terminated by shareholder ratification at the Company's annual meeting in September 1996. Under the 1992 Plan, 4,000,000 shares of common stock $.01 par value were authorized and reserved for issuance in the form of incentive stock option and non-qualified stock options. Of these, 38,300 stock options had been granted and remain outstanding as of March 31, 2001. These stock options are currently outstanding to employees of the Company and other key persons and, as such, will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 1992 Plan and individual stock option agreements. The remaining 3,603,769 authorized and reserved shares of common stock are no longer subject to issuance under the 1992 Plan.

    The Company, with shareholder approval, has reserved 4,000,000 shares for future use under the 1997 Equity Incentive Plan. These shares, in effect, replace the shares remaining and not granted under the terminated 1992 Plan. As of March 31, 2001, there were 2,205,575 options issued and outstanding and 1,138,704 options available for future grant under the 1997 Plan. The Company is seeking shareholder approval for an additional 3,000,000 shares in the 1997 Equity Incentive Plan which would increase stock options reserved under the 1997 Plan from 4,000,000 to 7,000,000 shares. The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the Committee) consisting of two or more non-employee directors of the Company who are not eligible to receive grants or awards under the 1997 Plan. The 1997 Plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restricted stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The 1997 Plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Committee believes that the flexibility of the incentive award vehicles provided for by the 1997 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

    The Committee, subject to the provisions of the 1997 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the plan and supervise the administration of the plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 1997 Plan to Company employees or outside consultants, as appropriate. The exercise price of any stock option granted under the 1997 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 1997 Plan.

    An S-8 Registration for 3,000,000 shares of underlying common stock originally authorized under the Plan was filed with the Securities and Exchange Commission on April 27, 1999 prior to the increase as approved by Shareholders in the plan to 4,000,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    INSCI engaged Emerging Technology Ventures, Inc. ("ETVI") to manage acquisition and strategic alliance activities. Mr. Francis X. Murphy ("Mr. Murphy"), President of ETVI, is also a director of INSCI. ETVI was paid a monthly retainer of $6,000 through December 2000. For completed transactions ETVI will receive a commission, which is offset against cumulative retainer fees paid. The arrangement with ETVI also provides that ETVI will receive 2% of the revenues generated from these alliances. Additionally, during Fiscal 2001, ETVI earned fees of $168,750 related to the acquisition of Lognet 2000, Inc. At March 31, 2001, approximately $98,000 remained as an outstanding liability. In October 1995, ETVI was granted a stock option to acquire 400,000 shares of INSCI common stock at an exercise price of $2.31 per share. In July 1998 an amendment to the stock option agreement revised the exercise price for future vesting options to $0.94 per share. During Fiscal 2001 and 2000, no options were vested. At March 31, 2000, remaining unvested options outstanding totaled 167,201 and were valued at $876,000 using the Black-Scholes option-pricing model. These options expired during Fiscal 2001 and, accordingly, the deferred compensation related to these options was reversed to additional paid in capital.

    INSCI entered into an agreement with Technology Providers (Ltd. of Sri Lanka and Incorporated of USA, now known as eRunway, Inc.) ("TPL") under which TPL would provide computer programming services for certain software products under development and for selected customer application projects. Services rendered by TPL totaled $919,000 in Fiscal 2001 and $1,116,000 in Fiscal 2000. TPL is owned by family members of Mr. Krishan A. Canekeratne, a former Senior Vice President of Development for the Company, who resigned in fiscal 1999. Mr. Canekeratne had no direct ownership interest in TPL during his employment with INSCI. In the opinion of management, the fees paid under this agreement are at fair market value rates. This arrangement was terminated during fiscal 2001. Amounts due to TPL approximated $106,000 at March 31, 2001, which is included in the Company's consolidated balance sheet.

    During the fiscal year ended March 31, 2001, INSCI had entered into several arrangements with Selway Partners, LLC ("Selway") a technology holding company. Selway was an existing shareholder of Lognet 2000, Inc. ("Lognet"). The Company acquired Lognet on May 24, 2000 in a stock for stock exchange. Two of the Company's current directors are Selway employees including the Company's chairman Yaron Eitan. The former chairman of the Company, Yoav Cohen, was also an employee of Selway. At March 31, 2001, the repayment of a $394,000 promissory note recorded on the Company's balance sheet was guaranteed by Yaron Eitan and certain other stockholders, each of whom is jointly and severally liable on the promissory note.

    In November 2000, INSCI closed $2.0 million of subordinated convertible debt financing ("Convertible Debt") with Selway and CIP Capital L.P. of Wayne, Pennsylvania ("CIP")(collectively the "Investors"). CIP also was a shareholder of Lognet. The Convertible Debt is convertible into an aggregate of approximately 1.5 million shares of INSCI Series A Convertible Redeemable Preferred Stock (the "Series A Preferred") at a price of $1.30 per share. The Series A Preferred is in turn convertible on a one-for-two basis into shares of INSCI's common stock. The Convertible Debt bears interest at prime plus 2 1/2 percent payable in cash or in additional shares of Series A Preferred, at the option of the Investors, and is secured by a subordinated lien on all of INSCI's assets. Unless previously converted into shares of Series A Preferred, principal and interest are payable at maturity in five years or upon an earlier redemption on or after two years at the option of the Investors.

    As part of the financing, the Investors were also granted warrants to purchase 461,540 shares of Series A Preferred at an exercise price of $1.44 per share. The Series A Preferred is in turn convertible on a one-for-two basis into shares of INSCI's common stock. The warrants are immediately exercisable and expire in November 2002.

    Selway was also issued warrants to purchase 200,000 shares of common stock at $.72 per share for services rendered in connection with the financing transaction. The warrants are immediately exercisable and expire in November 2003.

    During June 2001, the Company entered into an Investment Agreement ("Agreement") with Selway. The Agreement provides up to a sum of $700,000 of subordinated convertible debentures (the "Debentures"). The Company received an initial $250,000 from the financing on June 27, 2001 and is scheduled to receive an additional $100,000 upon completion of post-closing items. The balance of the financing, or the sum of $350,000, will be made available to the Company in $50,000 increments at the option of Selway, and upon attaining certain operating milestones by the Company. The Debentures bear an annual interest rate of 13 percent payable in cash or in additional Debentures and are convertible into Series B Convertible Redeemable Preferred Stock (the "Series B Preferred") at a price of $10.00 per share. The Debentures are secured by a junior lien on all of INSCI's assets. Unless previously converted into shares of Series B Preferred, principal and interest on the Debentures are payable at the earlier of June 15, 2002 or upon demand by the holder.

    The Series B Preferred is convertible at the option of the holder into common stock at a conversion price equal to (i) such number of shares of common stock as represents the "Current Value Percentage" (as defined) of total issued and outstanding common stock as of the date of conversion, plus (ii) such additional shares of common stock issuable after the date of conversion as may be necessary to maintain such Current Value Percentage upon the conversion of the 8% Preferred Stock and the Series A Preferred, or exercise of other convertible instruments.

    The Series B Preferred contains anti-dilution protection and adjustment rights granted to each share. Dividends accrue on a cumulative basis at an annual rate equal to 13% payable at the Company's option in additional shares of Series B Preferred or cash. The Series B Preferred will also share pari passu on an as-converted basis in any dividends declared on the Company's common stock. Each share of Series B Preferred shall be entitled to one vote for each share of common stock into which it is convertible. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, subject to the rights of pre-existing shares of Preferred Stock to be paid on a pari passu basis with the Series B Preferred, the holders of the Series B Preferred shall be entitled to receive the greater of (i) the portion of the liquidation value of the assets of the Company that the holders of the Series B Preferred would have received pro rata according to the number of shares of common stock that the holders of Series B Preferred would have had in the event that such holders had converted the Series B Preferred into common stock immediately prior to such liquidation event and as adjusted for any recapitalizations, stock combinations, stock dividends (whether paid or unpaid), stock splits and the like with respect to such shares or (ii) three and one half times the dollar principal amount of debentures converted into Series B Preferred plus the dollar amount of any interest, dividends or other amounts due on such debenture as are converted into Series B Preferred (the greater of (i) or (ii) being referred to herein as the "Series B Preference Amount"). The Series B Preferred may be redeemed at any time after three years from date of issuance by the holders at a price equal to the Series B Preference Amount (subject to adjustment as defined) plus an amount equal to the amount of all declared but unpaid dividends.

    During November, 2000 INSCI entered into a Management Consulting Agreement for a term of three years with Selway Management, Inc., an affiliate of Selway. During Fiscal 2001, Selway's $100,000 in management fees payable under this agreement was satisfied by the issuance of 164,385 shares of the Company's common stock to Selway. In connection with the Agreement, the Company amended its Management Agreement with Selway. The amended management agreement reduced the monthly management fee from $20,000 per month to $15,000 per month. The monthly management fee is payable at the option of Selway in either cash or additional subordinated convertible debentures ("Management Debentures"). On June 27, 2001, the Company satisfied $30,000 of management fees payable to Selway by issuing $30,000 of Management Debentures to Selway. The Management Debentures have terms similar to the Debentures except for the Series B Preference Amount. The Management Debentures do not reduce the total amount available to the Company under the Agreement.

    The Company has a receivable financing arrangement with Prestige Capital Corporation ("Prestige") whereby the Company agreed to sell certain accounts receivable subject to limited recourse at a discount fee of up to 10% depending upon the length of time Prestige holds the receivable before collection. On March 8, 2001, Selway, entered into a Participation Agreement with Prestige whereby at Prestige's sole discretion Prestige may propose to assign to Selway one or more of the receivables that INSCI proposes to sell to Prestige, which Prestige would otherwise elect not to purchase. Selway may at its sole discretion agree to take an assignment on some or all of the receivables proposed for sale by Prestige. As consideration for this arrangement, Prestige retains one percent of the discount noted above and Selway will receive up to nine percent of the remaining discount as noted above. Of the receivables sold at March 31, 2001, $289,000 was assigned to Selway under this agreement. Discounts earned by Selway on these assigned receivables totaled $10,000.

    Also during March 2001, Econium, Inc., an affiliate of Selway, was paid an assistance fee of $110,000 in connection with the Company's March 1, 2001 sale of the majority of the assets of Lognet to Paynet Electronic Billing Ltd. a nonaffiliated privately owned company based in Haifa, Israel.

    As a result of the November 2000 subordinated convertible debt financing, the Company entered into certain arrangements with Landsbury, LLP ("Landsbury"), wherein Landsbury agreed to act as a management consultant to the Company and perform consulting services, in exchange for the Company issuing Landsbury common stock purchase warrants to purchase approximately 10% of the then issued and outstanding common stock of the Company at $.72 per share. As part of this arrangement, Ms. Lori Frank, a member of Landsbury entered into an employment agreement with the Company to become its Chief Executive Officer and among other things, to receive options to purchase 825,000 shares of common stock of the Company pursuant to the Company's Stock Option Plan. These options are included in the computation of the 10% noted above. During May 2001, Ms. Frank resigned all positions held with the Company. Also during May 2001, two other members of Landsbury, Glen Sturm and Bahram Yusefzadeh, tendered their resignations as directors of the Company.

    The Company, as of the current date, has not issued any of the common stock purchase warrants to Landsbury, nor has the Company issued any of the stock options to Ms. Frank. The Company has requested from Ms. Frank and Landsbury a release of any of the Company's obligations to Landsbury and/or Ms. Frank, there is no assurance that either Ms. Frank or Landsbury will provide general releases. Neither Ms. Frank nor Landsbury have notified the Company of any claims against the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (i) the copies of section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2001 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, to the best knowledge of the Company, as of June 30, 2001, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding common stock of the Company, (2) beneficial ownership of shares of the Company's common stock by each director and named executive; and (3) beneficial ownership of shares of common stock of the Company by all directors and officers as a group.

    Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

         Based upon the aggregate of all shares of common stock issued and outstanding as of June 30, 2001 in addition to shares issuable upon exercise of options or warrants currently exercisable or becoming exercisable within 60 days and which are held by the individuals named on the table.

                                                                                                             % OF
                                            SHARES OF                                   TOTAL               COMMON
                                              COMMON         OPTIONS/                BENEFICIAL             STOCK
NAME OF BENEFICIAL OWNER                      STOCK           OTHER                 OWNERSHIP (1)        OUTSTANDING
                                         ----------------  ------------         ---------------------  -----------------

Selway Partners LLC                            1,058,896    2,315,434  (2)(3)(4)      3,374,330             18.3%
   100 Bomont Place                                                       (5)(6)
   Totowa, NJ 07512
CIP Capital L.P.                                 420,020    2,089,647  (2) (3)        2,509,667             13.8%
   435 Devon Park Drive
   Building 300                                                --
   Wayne, PA 19087
Estate of Thomas Farkas                        1,896,653       --                     1,896,653             11.8%
   c/o Dynamic Controls
   8 Nutmeg Road South
   South Windsor, CT 06074
John C. Pemble, former COO                     --             191,386      (7)          191,386              1.2%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Roger C. Kuhn, former CFO                      --              95,067      (7)           95,067              0.6%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Dr. E. Ted Prince, former CEO                     21,787    1,659,000      (7)        1,680,787              9.5%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Yaron I. Eitan, Director                          10,000    3,407,663  (7) (9)        3,417,663             17.5%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Henry F. Nelson, CEO                           --              --                       --                   0.0%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Francis X. Murphy, Director                    --             402,799      (7)          402,799              2.4%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Derek Dunaway, Director                        --           3,374,330      (9)        3,374,330             17.3%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
John A. Lopiano, Director                          4,500      113,333      (7)          117,833              0.7%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Mitchell Klein, Nominee                        --             166,643      (8)          166,643              1.0%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
All current directors and executive
officers as a group                               14,500    3,923,795 (7)(9)          3,938,295             19.6%

(1) Computed on the basis of 16,129,212 shares of common stock outstanding, plus, in the case of any person deemed to own shares of common stock as a result of owning options, warrants, or rights to purchase common stock exercisable within 60 days of June 30, 2001 or 8% Convertible Preferred Stock which is presently convertible into 1.08 shares of common stock by the record owner or convertible debt which is presently at a conversion factor of $1.30 and such Series A Preferred Stock is then convertible into common stock on a one for two ratio, the additional shares of common stock which would be outstanding upon such exercise, purchase or conversion by such person or group.

(2) Includes 461,539 shares of common stock currently issuable upon exercise of preferred stock warrants followed by conversion into common stock.

(3) Includes 1,628,108 shares of common stock currently issuable upon conversion of $1.0 million subordinated convertible debt plus interest accrued through June 30, 2001.

(4) Includes 200,000 shares of common stock currently issuable upon exercise of a stock warrant.

(5) Includes 25,787 shares of common stock included in a proxy dated November 30, 2000 by the then current Board of Director members.

(6) Excludes common stock that could be issuable upon the conversion of $280,000 of convertible debt issued June 27, 2001. The debt is convertible into 28,000 shares of Series B Preferred Stock. The Series B Preferred Stock is convertible into shares of common stock based upon a formula that is dependent upon the conversion rate of the 8% Preferred Stock into common stock, the conversion of Series A Preferred Stock into common stock and the trading value of the Company's common stock at the date of conversion.

(7) Includes the following number of shares of common stock currently issuable upon exercise of stock options held by the following persons: Mr. Pemble, 191,386 shares, Mr. Kuhn 95,067 shares, Mr. Prince 1,659,000 shares, Mr. Eitan 33,333 shares, Mr. Lopiano 113,333 shares, Mr. Murphy 402,799 shares and all current officers and directors as a group 549,465 shares.

(8) Includes common stock that could be issuable upon conversion of 154,299 shares of 8% Convertible Preferred Stock.

(9) Includes 3,374,330 shares deemed to be beneficially owned by Selway which Mr. Dunaway and Mr. Eitan are affiliated with. All current officers and directors as a group also includes the shares attributable to Selway.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE (5) NOMINATED DIRECTORS

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended March 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting.

    The affirmative vote of a majority of the outstanding voting shares of the Company's common stock is required for the ratification of this selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

PROPOSAL 3: AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

    The Board of Directors has resolved to increase the authorized number of common shares available for issuance. The Board of Directors believes that the increase in the authorized shares is necessary in connection with the potential conversion or exercise of certain outstanding convertible securities. It is further believed that the increase in authorized shares will permit the Company to issue shares of its Common Stock for outstanding convertible securities and is in the best interest of shareholders. With the increase in authorized shares the Company will have the ability to continue with its stock option plans as well as future equity financing.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO PERMIT AN INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 100,000,000 SHARES.

PROPOSAL 4: RATIFICATION OF THE RESOLUTION TO INCREASE THE AUTHORIZED NUMBER OF STOCK OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN.

    The Board of Directors has resolved to increase the authorized number of stock options under the Company's 1997 Equity Incentive Plan from 4,000,000 to 7,000,000 option shares. The increase in the authorized shares available under the 1997 Equity Incentive Plan is necessary for the continued granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restrictive stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The Board of Directors believes that the increase in authorized shares is necessary so that the Company can continue to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Board further believes that the flexibility of the incentive awards provided for by the 1997 Equity Incentive Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program and is in the best interest of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN INCREASE IN THE AUTHORIZED NUMBER OF OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN FROM 4,000,000 TO 7,000,000 SHARES.

PROPOSAL 5: AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "INSCI CORP."

    The Board of Directors approved the resolution to change the Company name from insci-statements.com, corp. to its former name INSCI Corp., subject to the approval of the shareholders of the Company. The Board of Directors believes the name change will more accurately reflect the Company's revised business model. Additionally, the Company believes that the inherent goodwill associated with its former name INSCI Corp. coupled with its current business plan will enhance the Company's business as well as the Company's identity with existing and prospective customers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "INSCI CORP."

PROPOSAL 6: TO PERMIT THE OWNERSHIP OF MORE THAN 19.9% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY UPON THE ELECTION OF CERTAIN SECURITY HOLDER(S) TO EXERCISE AND/OR CONVERT CERTAIN OUTSTANDING CONVERTIBLE SECURITIES.

    The Company has entered into agreements (the "Agreements") with certain security holders namely Selway Partners LLC and CIP Capital L.P. (the "Investors") whereby subject to shareholder approval upon exercise or conversion of certain convertible securities, the Investors could potentially acquire ownership in excess of 19.9% of the Company's outstanding common stock. The Agreements provide that the Company is required to seek shareholder approval to permit the Investors to acquire greater than 19.9% of the common stock of the Company. The Board of Directors believes that shareholder approval permitting the Investors to potentially obtain ownership in excess of 19.9% of the Company's outstanding common stock is in the best interest of the Company as without approval of this resolution, should the Investors elect to exercise or convert their convertible securities, the Company may be required to make monetary payments to the Investors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO PERMIT INVESTORS TO OWN IN EXCESS OF 19.9% OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

    Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2002 Annual Meeting of Stockholders no later than March 27, 2002 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 2002 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

OTHER MATTERS

    Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy.

COMMON STOCK PERFORMANCE

    As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The Company has selected the NASDAQ Composite Index (US) for the published industry index for stock performance comparison. The chart reflects the NASDAQ index for a five-year period.

COMMON STOCK PERFORMANCE -- Percent Change

Percent increase (decrease)
from March 31, 1996              Mar 96    Mar 97     Mar 98    Mar 99    Mar 00    Mar 01
INSCI Common Shares                0%       -14%       -78%      -45%       30%      -92%
Nasdaq Composite Index             0%        11%        67%      124%      315%       67%

    The Stock Price Performance Graph above shall not be deemed incorporated by reference by a general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that insci-statements.com specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

VOTING PROCEDURE

    Under Delaware law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

    The Company is not aware of any other agenda item to be added to the agenda, as it has not been informed by any stockholder of any request to do so.

    There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended March 31, 2001 as filed with the Securities and Exchange Commission in addition to Form 10-QSB and Form 8-K Reports as filed with the Commission.


Dated August 17, 2001                        BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
                                             /s/ YARON I. EITAN
                                             ------------------
                                             Yaron I. Eitan
                                             Chairman of the Board

-----------
 P R O X Y
-----------

                           insci-statements.com, corp.
                          TWO WESTBOROUGH BUSINESS PARK
                              WESTBOROUGH, MA 01581

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Yaron I. Eitan, Henry F. Nelson, Francis
X. Murphy, Derek Dunaway, and Mitchell Klein as proxies each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote as designated below all shares of common stock of insci-statements.com, corp. held on record by the undersigned on September 14, 2001 at the Annual Meeting of Stockholders to be held on October 18, 2001 at 11:00 a.m. at the executive offices of the Company located at Two Westborough Business Park, Westborough, MA 01581, or any adjournment thereof.

1.  ELECTION OF DIRECTORS
[ ] FOR ALL NOMINEES LISTED BELOW              [ ] WITHHOLD AUTHORITY to vote
    (Except as marked to the contrary below)       for all nominees listed below

  Yaron I. Eitan, Henry F. Nelson, Francis X. Murphy, Derek Dunaway and
                                 Mitchell Klein

   (Instruction: To withhold authority to vote for any individual, list nominee's name in the space provided below.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP. AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION.

                                   FOR           AGAINST          ABSTAIN
                                   [ ]             [ ]              [ ]

3. PROPOSAL TO RATIFY AND APPROVE THE BOARD OF DIRECTORS' RESOLUTION TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 100,000,000 SHARES OF COMMON STOCK.

                                   FOR           AGAINST          ABSTAIN
                                   [ ]             [ ]              [ ]

4. PROPOSAL TO RATIFY AND APPROVE THE BOARD OF DIRECTORS' RESOLUTION TO INCREASE THE AUTHORIZED NUMBER OF STOCK OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN FROM 4,000,000 SHARES TO 7,000,000 SHARES.

                                   FOR           AGAINST          ABSTAIN
                                   [ ]             [ ]              [ ]

5. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO INSCI CORP.

                                   FOR           AGAINST          ABSTAIN
                                   [ ]             [ ]              [ ]

6. PROPOSAL TO PERMIT THE OWNERSHIP OF MORE THAN 19.9% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY UPON THE ELECTION OF CERTAIN SECURITY HOLDER(S) TO EXERCISE AND / OR CONVERT CERTAIN OUTSTANDING CONVERTIBLE SECURITIES.

                                   FOR           AGAINST          ABSTAIN
                                   [ ]             [ ]              [ ]

      In their discretion the proxies are authorized to vote upon such other further business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is provided, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6.

      Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                    Dated: ______________________________, 2001



                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Signature if held jointly

                                    Please mark, sign, date and return the proxy card promptly using the enclosed envelope.